                              TERA COMPUTER COMPANY
                          (a development stage company)

                        COMPUTATION OF NET LOSS PER SHARE


                                                                    INCEPTION
                                    TWELVE MONTHS ENDED              THROUGH
                                       DECEMBER 31,                DECEMBER 31,
                              ------------------------------       ------------
                                  1995               1996              1996
                              ------------      ------------      -------------
WEIGHTED AVERAGE SHARES
  OUTSTANDING                    2,646,243         5,320,785         1,524,445

NET LOSS                       $(5,646,331)     $(12,077,338)     $(27,045,089)
                               ===========      ============      ============

NET LOSS PER SHARE             $     (2.13)     $      (2.27)     $     (17.74)




                                  Exhibit 11.1